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                                                                   Exhibit 10.12


              THE ST. JOE COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE AND EFFECT OF PLAN. The purpose of The St. Joe Company 1999 Employee Stock Purchase Plan (the "Plan") is to provide a method whereby employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2. SHARES RESERVED FOR THE PLAN. There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 250,000 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares, or treasury shares, at the discretion of the Compensation Committee. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions.

3. DEFINITIONS. Where indicated by initial capital letters, the following terms shall have the following meanings:

   (a)   Act: The Securities Exchange Act of 1934, as amended.

   (b)   Board: The Board of Directors of the Company.

   (c) Code: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

   (d)   Common Stock: The Company's Common Stock, $.01 par value.

   (e) Compensation Committee: The Compensation Committee of the Board of Directors of the Company.

   (f) Company: The St. Joe Company, and any successor by merger, consolidation or otherwise.

   (g) Custodian: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

   (h) Eligible Employee: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

   (i) Enrollment Form: The form filed by a Participant authorizing payroll deductions pursuant to Section 6.
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   (j)   Fair Market Value: The closing price of sales of shares of Common Stock on the Investment Date, as reported by the Wall Street Journal, or, if there shall have been no sales on any such day, the closing price of sales of shares of Common Stock on the most recent date sales were reported by the Wall Street Journal.

   (k) Investment Account: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

   (l) Investment Date: The monthly date, established by the Compensation Committee, when purchases of shares of Company stock shall occur.

   (m) Participant: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

   (n) Plan: "The St. Joe Company 1999 Employee Stock Purchase Plan," as set forth herein and as amended from time to time.

   (o) Purchase Price: 85% of the Fair Market Value of a share of Common Stock on the Investment Date.

   (p) Subsidiary or Subsidiaries: Any corporation (other than the Company), in an unbroken chain of corporations beginning with the Company if, as of the Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Compensation Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. The Compensation Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

   The Compensation Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary. The Compensation Committee may at any time revest in the Compensation Committee the administration of the Plan.

5. ELIGIBLE EMPLOYEES. All employees of the Company, its Subsidiaries organized under the laws of any state in the United States, and any Subsidiary designated by the Compensation Committee which is organized under the laws of any jurisdiction outside of the United States, shall be eligible to participate in the Plan, except an employee (a) whose customary employment is 20 hours or less per week or (b) who has not been employed for


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   more than ninety days or (c) whose customary employment is for not more than five months in any calendar year. Eligibility to participate is also subject to the provisions of Section 9.

   No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6. ELECTION TO PARTICIPATE. Once an employee becomes an Eligible Employee, that employee may become a Participant on the first day of the following month or anytime thereafter. An Eligible Employee becomes a Participant by filing with the persons designated in accordance with the procedures adopted by the Compensation Committee an Enrollment Form authorizing specified regular payroll deductions. Such regular payroll deductions shall be subject to the provisions and limitations of Section 9. All regular payroll deductions shall be held by the Company until the funds are forwarded to the Custodian for purchase of shares. The Enrollment Form must be filed at least thirty days before the payroll deductions are to begin.

   At any time, a Participant may cease participation in the Plan, or increase or decrease that Participant's payroll deduction, by filing a new Enrollment Form at least thirty (30) days prior to such change, in the time and manner determined by the Compensation Committee. An Eligible Employee who has ceased to be a Participant by stopping all payroll deductions may not again become a Participant until January 1 of the following year.

   Any Participant who, due to leave of absence or otherwise, is not on the Company's or a Subsidiary's payroll for a period of time greater than 90 days will be suspended from participation (as to payroll deductions, immediately, and as to purchases, after the purchase is made for the month in which the employee goes off of the payroll) until the first day of the first pay period when or after such employee returns to the payroll, at which time such employee will automatically be re-enrolled in the Plan unless they deliver notice of a desire to cease participation in the Plan.

7. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS. Each Participant who has authorized a payroll deduction as described in Section 6, shall, on the Investment Date in the next month following the month of the payroll deduction, be deemed, without any further action, to have purchased the number of shares (including fractional shares to three decimal places) which the funds in the payroll deduction could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. Any cash dividends paid with respect to shares of common stock held in an Investment Account shall be used to purchase shares of common stock for the Participant's Investment Account, at the next scheduled Investment Date.

   Any dividends on Common Stock held in an Investment Account distributed in-kind shall be added to the shares held for a Participant in his or her Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a


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      dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale distributed to the Participant. Distributions from a Participant's Investment Account are subject to Section 9.

8. STOCK PURCHASES. The Custodian shall acquire shares of Common Stock for Participants as of each Investment Date from the Company or, if directed by the Compensation Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Compensation Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

      The expense associated with acquiring shares under the Plan shall be paid by the Company. The expense of the Custodian certificating or selling shares held in a Participant's Investment Account will be paid by the Participant.

9. LIMITATION ON PURCHASES AND SALES OF STOCK. No Participant may purchase during any one calendar year under the Plan (combined with any other plan of the Company or its Subsidiaries qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $12,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

      A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

      Shares acquired through the Plan may not be sold, pledged, hypothecated, or certificated for a period of one year from the date the shares were acquired, except with the written approval of the Compensation Committee. Notwithstanding the foregoing, in the event of a Participant's retirement, termination of active employment, or death, all shares acquired through the Plan within one year from the date of the retirement, termination of active employment, or death shall be immediately transferable by the Participant.

10. TITLE OF ACCOUNTS. The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if the Participant so indicates on an Enrollment Form, in his or her name jointly with a family member, with right of survivorship. A Participant who is a resident of a jurisdiction which


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      does not recognize such a joint tenancy may have an Investment Account in his or her name as tenant in common with a family member, without right of survivorship.

11. RIGHTS AS A SHAREHOLDER. Subject to the limitations of Section 9, a Participant shall have the right to:

      i) Obtain a certificate for the full shares of Common Stock credited to that Participant's Investment Account, or,

      ii) Direct that any full shares in his or her Investment Account be sold and that the proceeds be remitted to the Participant.

      When a Participant ceases to be a Participant, the Participant may elect to have shares sold by the Custodian and the proceeds remitted to him or her or the Participant may elect to have a certificate for the full shares of Common Stock credited to the Investment Account forwarded to him. In either event, the Custodian will sell any fractional interest held in the Investment Account to the Company and remit the proceeds of such sale to the Participant.

      As a condition of participation in the Plan, each Participant agrees to immediately notify the Company in writing if he or she sells or otherwise disposes of any of that Participant's shares of Common Stock within two years of the commencement of the Plan and one year from the date on which such shares were purchased.

12. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13. CHANGE IN CAPITAL STRUCTURE. In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

      If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to the Plan as the Board deems appropriate.

      Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Participant, and the Board's determination shall be conclusive and binding on all persons for all purposes.




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14.   RETIREMENT, TERMINATION AND DEATH. In the event of a Participant's retirement, termination of active employment, or death, certificates will be issued for full shares held in the Investment Account, and a check shall be issued for the value of any fractional shares held in the Investment Account. In the event of a Participant's death, the shares in the Investment Account and the check for any fractional shares shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to the Participant's estate.

15. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN. The Plan and all rights of employees hereunder shall terminate:

      (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

      (b)   at any prior date at the discretion of the Board.

      In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a pro rata basis.

17. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of the date determined by the Board, subject to approval by the Company's shareholders, and, if approved, the Plan shall become effective on the date designated by the Board. Notwithstanding the foregoing, no rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. If the Plan is not so registered, no rights granted under the Plan shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

18. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

19. GOVERNMENT AND OTHER REGULATIONS. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable


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      federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

20. GOVERNING LAW. The Plan shall be construed and administered in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the Company has caused this The St. Joe Company 1999 Employee Stock Purchase Plan to be executed and attested, and its corporate seal to be affixed by its officers hereunto duly authorized as of this 30th day of November, 1999.



                                    THE ST. JOE COMPANY


                                    By:        //SIGNED//
                                         ---------------------------------------

                                                (Corporate Seal)

                                     Attest:         //SIGNED//
                                              ----------------------------------



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